Exhibit 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is entered into as of the 30th day of  September, 2009, by and between GEOFFREY C. WEBER, as Trustee of the Pak-It Members’ Trust, 221 Turner Street, Clearwater, Florida 3375  (the “Lender”) and 310 Holdings, Inc.(the “Borrower”), and is made in reference to the following facts:

(A)           Borrower has acquired one hundred (100%_ percent of the membership interests of Pak-It, LLC from the beneficiaries of Lender and has executed and delivered promissory notes in partial consideration thereof.

(B)           On or about the date of execution of this Agreement by the parties hereto, the Lender, on behalf of the Members and pursuant to a Trust Indenture, has agreed to accept a Note from Borrower in the amount of $1,200,000.00 (the “Note”), and a Liability Note ( the “Liability Note”) in the amount of $2,665,000.00, collectively called the “Notes”.

(C)           In connection with the Loan, the Lender, the Borrower, and others have executed on or about the date hereof numerous loan documents evidencing and securing the Loan, including, without limitation, the following:

Note, Liability Note, Security Agreements, Pledge Agreement, and have authorized the filing of financing statements, and the other documents which will be sometimes collectively referred to below as the “Instruments of Security”.  The Notes and Instruments of Security will be sometimes collectively referred to below as the “Loan Documents”.

 (D)           The Lender has required the execution of this Agreement as a condition to it making the Loan to the Borrower, and the Borrower is agreeable to the same.

NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties covenant and agree as follows:

ARTICLE I - INTRODUCTORY PROVISIONS

1.1           Recitals.  The statements contained in the recitals of fact set forth above (the “Recitals”) are true and correct, and the Recitals by this reference are made a part of this Agreement.

1.2           Exhibits.  All exhibits attached to this Agreement are by this reference incorporated in and made a part hereof.

1.3           Abbreviations and Definitions.  The following abbreviations and definitions will be used for purposes of this Agreement:

(a)  The abbreviations for the parties set forth in the Preamble will be used for purposes of this Agreement.

(b)  The abbreviations and definitions set forth in the Recitals will be used for purposes of this Agreement.

(c)  “Agreement” shall mean the Loan Agreement between the parties set forth herein.

(d)  “Collateral” shall mean the property as defined in Article Nine of this Agreement.

(e)  “Events of Default” shall mean the events of default specified in Article Eight of this Agreement and each of such events shall be an “Event of Default”.

(f)  “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including any agreement to give any of the foregoing, any conditional sales or other title retention agreements, or any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

(g) “Principal Place of Business of Borrower” shall mean the principal place of business and the headquarters of the Borrower at which all of its records are kept, currently at 4536 Portage Road, Niagara Falls Ontario, Canada L2E 6A8.

(h)  “Proceeds” shall mean whatever is received upon the sale, exchange, collection or other disposition of the Collateral.

(i)  “UCC” shall mean the Florida Uniform Commercial Code, as amended.

ARTICLE II - LOAN

2.1           Loan.  The parties hereto acknowledge and agree that the proceeds of the Notes shall be used to acquire the membership units of Pak-It, LLC and to perform the obligations of the Borrower arising under that certain Unit Purchase and Exchange Agreement by and between Borrower, Pak-It, LLC and the Pak-It Unitholders (the “Unit Purchase and Exchange Agreement”)

    2.2           Depository Account. Borrower shall cause Pak-It, LLC and Dickler Chemical Laboratories, Inc to maintain its existing banking accounts as the sole banking accounts for such entities and shall not change the identity of the persons now authorized to sign or endorse checks on behalf of each such entity without the prior written consent of Lender.

ARTICLE III- REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows:

3.1           Organization, Standing, Corporate Power.   Borrower is a Corporation duly authorized and validly existing under the laws of the State of Nevada.  The Borrower has appropriate power and authority to own its properties and to carry on its business as now being conducted, and the Borrower has appropriate power and authority to execute and perform this Agreement and to deliver the Notes and all other documents, instruments and agreements provided for herein.

3.2           This Agreement.  The execution and performance by the Borrower of this Agreement, the borrowing hereunder, and the execution and delivery of the Notes and all other documents, instruments and agreements provided for herein (a) have been duly authorized by all requisite entity action; (b) will not violate any provision of law or of the Borrower’s organizational documents; and (c) will not violate or be in conflict with, result in a breach of, or constitute a default under any indenture, agreement and other instrument to which the Borrower is a party or by which it or any of its properties is bound, or any order, writ, injunction or decree of any court or governmental institution.

ARTICLE IV - CONDITIONS PRECEDENT

The obligation of the Lender to make the Loan hereunder is subject to the following conditions precedent:

(a)           Representations and Warranties.  In order to induce the Lender to enter into this Agreement and to make the Loan herein provided for and disbursements thereunder, the Borrower represents and warrants to the Lender that on the date hereof, the representations and warranties set forth in this Agreement or in the Unit Purchase and Exchange Agreement are true and correct in all material respects.

(b)           Authority.  This Agreement and the other Loan Documents are valid and binding obligations of the Borrower.

(c)           Entity.  The present equity owners and management of Borrower shall not change without the prior written consent of Lender in its sole discretion. Further, the proceeds of any stock offering of Borrower or any subsidiary thereof shall be first applied to repay the Notes and/or to perform the obligations of the Borrower arising under the Unit Purchase and Exchange Agreement.

ARTICLE V - AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that from the date hereof and so long as any sums are outstanding or may be borrowed hereunder, unless the Lender shall otherwise consent in writing delivered to the Borrower, it will, as to itself and Pak-It, LLC:

5.1           Entity Existence.  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, and all its rights, licenses, permits and franchises required at the date hereof, or which may be required in the future conduct of its business, and comply with all laws and regulations applicable to it that materially affect the Borrower or Pak-It, LLC, and conduct and operate its business in the same lines and in substantially the same manner in which presently conducted and operated (subject to changes in the ordinary course of business), and at all times maintain, preserve and protect all property used and useful in the conduct of its business, and maintain same in good working order and condition.

5.2           Insurance.  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, and maintain such insurance to such extent and against such risks, including liability insurance, fire, windstorm, business interruption, flood, and other risks insured against by extended coverage as is acceptable to Lender in its sole discretion.  Borrower will furnish Lender with a copy of such insurance policies containing an endorsement in favor of Lender as loss payee and mortgagee as its interest may appear.

5.3           Obligations and Taxes.  Pay all indebtedness and obligations promptly and in accordance with normal terms, and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

5.4           Financial Statements and Other Information.  Furnish to Lender: (a) the financial information and reports referred to herein; (b) within ten (10) days after service of process or equivalent notice, written notice of any litigation involving greater than TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) in damages or otherwise in cost to Borrower , including arbitrations and of any proceeding by or before any governmental agency; and (c) provide Lender with such other financial information and schedules it may request.

5.5           Notice of Default.  Give prompt written notice to Lender of all Events of Default under any of the terms and provisions of this Agreement, the Note, or of any other agreement, contract, indenture, document or instrument entered, or to be entered into by it; if applicable, changes in management, litigation, and of any other matter which has resulted in, or might result in, a materially adverse change in its financial condition or operation.

5.6           Records.  Keep and maintain full and accurate accounts and records of its operations  and will permit Lender and its designated officers, employees, agents and representatives, to have access thereto and to make examination thereof at all reasonable times, to make audits, and to inspect and otherwise check its properties, real, personal and mixed.

5.7           Execution of Other Documents.  Promptly, upon demand by Lender, execute all such additional agreements, contracts, indentures, financing statements, documents and instruments in connection with this Agreement as Lender may reasonably deem necessary.  (This authority shall be for ministerial matters only and shall not allow Lender to increase Borrower’s liability under the loan.).

5.8    No Borrowing. Borrower shall not borrow nor permit any subsidiary to borrow any sums in excess of $25,000.00 except in the normal course of business or grant any security interest securing any debt now or hereafter arising except with the prior written consent of Lender.

ARTICLE VI - NEGATIVE COVENANTS

The Borrower covenants and agrees with Lender that from the date hereof and so long as any sums are outstanding or may be borrowed under the Loan, unless the Lender shall otherwise consent in writing delivered to the Borrower, it will not:

6.1.           Indebtedness.  Create or incur any indebtedness except in the ordinary course of business for goods and services, and will not incur, create, assume or permit to exist any indebtedness or liability for borrowed money or any indebtedness evidenced by notes, bonds, debentures or similar obligations, except for the Note evidencing the Loan described herein.

6.2           Notes, Accounts Receivable.  Sell, discount or otherwise dispose of notes, accounts receivable or other rights to receive payments, with or without recourse, except for collection in the ordinary course of business.

6.3           Disposal of Property; Merger.  During the term of the Loan, sell, lease, transfer or otherwise dispose of its properties and assets, whether now owned or hereafter acquired (except in the ordinary course of business); or consolidate with or merge into any other corporation or entity, or acquire all or substantially all the assets of any other person, firm, corporation or entity.

6.4           Loans.  Make any loans to any person, firm or entity, nor become a guarantor or surety, nor pledge credit in any manner, directly or indirectly.

6.5           Payments to Equityholder.  Make any payments to any equityholder by way of cash dividends, cash advances, repurchases or retirement of equity, or otherwise, except as may be approved by the Lender from time to time in its reasonable discretion after receipt of information from Borrower as to the proposed payments.

6.6           Liens.  Incur, create, assume or permit to exist any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever on any property or assets now owned or hereafter acquired by the Borrower, except to Lender, other than: (a) liens for taxes or assessments and similar charges either: (i) not delinquent; or (ii) being contested in good faith by appropriate proceedings and as to which the Borrower shall have set aside on its books adequate reserves; and (b) currently existing indebtedness consented to in writing by Lender.

6.7           Default Under Other Agreements or Contracts.  Commit to do or fail to commit to do, any act or thing which would constitute an event of default under any of the terms or provisions of any other agreement, mortgage, contract, indenture, document or instrument executed by it, except those that may be contested in good faith, and would not, if settled unfavorably, materially and adversely affect the financial condition of the Borrower.

6.8           Compliance with Law Generally.  Be in violation of any law, ordinance, governmental rules or regulations to which Borrower is subject, or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the properties of Borrower or to the conduct of its business, which violation or failure to obtain might materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of Borrower.

6.9           Prepayments.  Except in the ordinary course of business, make any prepayments on any of its debts and obligations, including any notes, leases, contracts and salaries, except for payments to trade creditors made in order to take advantage of cash discounts and except for the prepayment of any indebtedness owed by Borrower to Lender.

6.10           Management and Ownership.  Make any material change in its management, ownership or basic business, or enter into any merger, reorganization or asset acquisition without the express written permission of Lender which will not be unreasonably withheld. Borrower shall not exercise any authority to change the existing management of Pak-It, LLC without the prior written consent of Lender

6.11           Presale Proceeds.    Use the proceeds of any stock issuance or borrowing by Borrower for any purpose other than to reduce the balance of the Notes.

ARTICLE VII - COLLATERAL

As security for the full and timely payment of the Notes, together with interest thereon, as well as any renewals, modifications or extensions thereof, and to secure performance of all obligations of Borrower to Lender, however or whenever created, Borrower covenants and agrees to execute security agreements and financing statements in favor of Lender, in form and substance acceptable to Lender, granting to Lender a first perfected security interest subject to no other liens, encumbrances, or security interests in and to the collateral described as any assets of Pak-It, LLC, including the stock of Dickler Chemical Laboratories, Inc, the accounts, equipment, contract rights, inventory, general intangibles, securities, the membership interest of Pak-It, LLC, cash, 310 Holdings, Inc. stock pledged by a third party, or proceeds of any of the above. (collectively the “Collateral”).

ARTICLE VIII - DEFAULTS AND REMEDIES

8.1           Events of Default.  If any one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) and not be cured within any applicable cure period afforded by Section 8.2, then Lender shall be entitled to the remedies set forth in Section 8.2 of this Agreement.  The Events of Default shall include, but not be limited to, the following:

(a)           Any representation or warranty made herein, in the Unit Purchase and Exchange Agreement or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder shall prove to be false or misleading in any material respect;

(b)           Default shall occur in the performance of any obligation arising hereunder or under the Unit Purchase and Exchange Agreement, payment of interest or principal on any indebtedness referred to herein, when and as the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise, or failure of the Borrower to make payment of principal or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause or permit the holder or holders of such obligation to accelerate the maturity thereof;

(c)           Any default shall occur in the due observance or performance of any covenant, agreement or other provision of this Agreement, the Unit Purchase and Exchange Agreement or the Instruments of Security referred to above other than for the payment of money;

(d)           The Borrower, or any subsidiary thereof,  shall: (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for benefit of creditors, or liquidator of it or any of its property; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v)  file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law; or, (vi) take any action for the purposes of effecting any of the foregoing;

(e)           An order, judgment or decree shall be entered against any person or entity comprising the Borrower with the application, approval or consent of the entity by any court of competent jurisdiction, approving a petition seeking its reorganization or appointing a receiver, trustee or liquidator of any such party, or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue un-stayed and in effect for any period of sixty (60) days from the date of entry thereof;

(f)           Final judgments for the payment of money in excess of an aggregate of $50,000.00, excluding claims covered by insurance, shall be rendered against the Borrower and the same shall remain un-discharged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, provided that a judgment shall be deemed “final” only when the time for appeal shall have expired without an appeal having been claimed, or all appeals and further review claimed to have been determined adversely to the Borrower;

(g)           A material adverse change in the financial condition of the Borrower; or,

(h)           A default in or breach of any covenant herein or in the Unit Purchase and Exhange Agreement.

    8.2           Remedy.  Upon the occurrence of any such Event of Default and after five (5) days written notice and opportunity to cure has been provided to Borrower with respect to a monetary default and after ten (10) days written notice and opportunity to cure has been provided to Borrower as to all other defaults, Lender may, at its option, declare all indebtedness of principal and interest due and payable, whereupon the Note, (notwithstanding any provisions hereof) shall be immediately due and payable, and Lender shall have and may exercise from time to time any and all rights and remedies available to it under any applicable law; and Borrower shall promptly pay all costs of Lender of collection of any and all liabilities, and enforcement of rights hereunder, including reasonable attorneys’ fees, and legal expenses of any repairs to any of the Collateral, and expenses of repairs to any realty or other property to which any of the Collateral may be affixed.  Expenses of retaking, holding, preparing for sale, selling, or the like, shall include Lender’s reasonable attorney’s fees and legal expenses.  Upon disposition by Lender of any property of Borrower in which Lender has a security interest, Borrower shall be and remain liable for any deficiency, and Lender shall account to Borrower for any surplus, and to hold the same as a reserve against all or any liabilities of Borrower to Lender whether or not they, or any of them be then due, and in such order of application as Lender may, from time to time, elect.  All rights, powers and remedies contained herein or in any other agreement, instrument or document executed in connection herewith are cumulative.  As to any default other than failure to pay sums due to Lender, and so long as the Lender’s security is not impaired as determined in Lender’s sole discretion, the afore-referenced curative period will be extended as long as Borrower is exercising reasonable good faith and diligence in curing such incident of default.

In addition to the foregoing, Lender may do any or all of the following to the maximum extent permitted under the laws of the State of Florida, either in the name of Lender or in the name of Borrower:

(i)Take over and use all or any part of the materials, supplies, fixtures, equipment and other personal property contracted for by Borrower.

ARTICLE IX - APPOINTMENT OF A RECEIVER

In case of default beyond the applicable curative period in any of the terms, covenants and provisions of the Agreement, or upon the institution of suit to enforce any rights and remedies of Lender hereunder, then Lender shall immediately and without notice, be entitled as a matter of right, and without regard to the value of the Collateral, or the solvency or insolvency of the Borrower, to the appointment of a Receiver of all assets of Borrower, with the usual powers of Receivers in such cases, said Receiver to continue to act for such period of time as the Court appointing said Receiver may deem just and proper.

ARTICLE X - MISCELLANEOUS

    10.1               Notices.  Any notice shall be conclusively deemed to have been received by the Borrower and be effective on the day on which delivered to the Borrower, or if sent by registered or certified mail, addressed to Borrower at 4536 Portage Road, Niagara Falls Ontario, Canada L2E 6A8, on the second business day after the day on which the return receipt indicates the notice was delivered.  Notwithstanding anything to the contrary herein, all notices and communications to the Lender shall be directed to the following address: 221 Turner Street, Clearwater, FL 33756.

10.2           Survival of Representations.  All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan herein contemplated and the execution and delivery to Lender of the Note evidencing such Loan and shall continue in full force and effect so long as any indebtedness created hereunder is outstanding and unpaid.  All covenants and agreements by or on behalf of either party which are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of both parties hereto.

10.3           Effect of Delay.  Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

10.4           Expenses.  Each Party will pay its own expenses incurred in connection with the preparation of this Agreement and the borrowings hereunder.

10.5           Modification and Waivers.  No modification or waiver of any provision of this Agreement or of the Note nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Borrower in any case shall thereby entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

10.6           Business Day.  Should any installment on the Notes become due and payable on other than a business day of the Lender, the maturity thereof shall be extended to the next succeeding business day with interest on the principal amount thereof at the rate set forth herein.

10.7           Remedies Cumulative.  Any rights or remedies of the Lender hereunder or under the Note, or any other security agreement or writing shall be cumulative and in addition to every other right or remedy contained therein or herein, whether now existing or hereafter at law or in equity or by statute or otherwise.

10.8           Binding Agreement.  This Agreement shall be binding upon the parties hereto and their successors and assigns and the terms hereof shall inure to the benefit of Lender and its successors and assigns.

10.9           Exhibits.  All references to “Exhibits” contained herein are references to exhibits attached to the Agreement, the terms and conditions of which are made a part hereof for all purposes, the same as if set forth herein verbatim.

10.10           Number and Gender of Words.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

10.11           Captions.  The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

10.12           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part.

10.13           All Loans One Loan.  All loans and/or advances made hereunder shall constitute one loan and the obligations of such loans and/or advances shall constitute one obligation secured by the Collateral provided for herein.

10.14           Governing Law.  All documents executed pursuant to the transactions contemplated herein, including, without limitation, this Agreement and each of the Loan Documents, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Florida even though executed outside thereof; provided that this Section 10.14 shall not affect the applicability of, and interpretation or construction of, appropriate terms and provisions under the Uniform Commercial Code of any jurisdiction which govern the security interests in any of the Collateral.  The Borrower hereby submits to the jurisdiction and venue of the state and federal courts of Florida for the purposes of resolving disputes hereunder or for the purposes of collection.

10.15           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above set forth.

Signed, sealed and delivered
in the presence of:

______________________________                                            /s/ Geoffrey C. Weber
GEOFFREY C. WEBER, as Trustee of the Pak-It Members’ Trust

                310 HOLDINGS, INC.

______________________________                                        By: /s/ John Bordynuik
Name: John Bordynuik
Title: Chief Executive Officer